Independent auditors' consent

The board of trustees and shareholders
AXP Special Tax-Exempt Series Trust
            Massachusetts Tax-Exempt Fund
            Michigan Tax-Exempt Fund
            Minnesota Tax-Exempt Fund
            New York Tax-Exempt Fund
            Ohio Tax-Exempt Fund
            Insured Tax-Exempt Fund


We consent to the use of our reports included or incorporated herein by reference, and to the references to our Firm under the heading "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.


/s/ KPMG LLP
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    KPMG LLP



Minneapolis, Minnesota
August 28, 2002